Exhibit 10.3

AMENDMENT NO. 2 TO TRANSACTION AGREEMENT

This Amendment No. 2, dated as of April 13, 2006 (this “Amendment”), amends the Transaction Agreement, dated as of February 8, 2006 (as amended, the “Transaction Agreement”), by and among Solera, Inc. (and its permitted assigns), Automatic Data Processing, Inc., ADP Atlantic Inc., ADP Nederland B.V., ADP International B.V., ADP Canada Co. and ADP Private Limited.  Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Transaction Agreement.

WHEREAS, the parties hereto desire to amend the Transaction Agreement pursuant to Section 12.4 thereof.

NOW, THEREFORE, in consideration of the foregoing, the parties hereto, intending to be legally bound, hereby agree as follows:

1.             Transaction Agreement.  The Transaction Agreement is hereby amended as follows:

 (a)          Section 1.1 shall be amended to insert the following definition:

“ “Canadian Sales Taxes” means any taxes, penalties or interest assessed pursuant to the Social Services Tax Act(British Columbia), the Provincial Sales Tax Act(Saskatchewan), the Retail Sales Tax Act(Manitoba), the Retail Sales Tax Act(Ontario) and the Revenue Tax Act (Prince Edward Island).”

and shall be further amended to restate the definition of “Excluded Matters” in its entirety as follows:

“ “Excluded Matters” means (i) the matters described in the letter from Parent to the Buyer dated as of the date hereof and (ii) the matters described in the letter from Parent to the Buyer dated as of April 13, 2006.”

 (b)          Section 2.3 shall be amended to insert the following proviso at the end of subsection (a):

“provided, that the Buyer shall cause to be delivered to ADP India, as promptly as practicable and in any event no later than one business day (which, for the avoidance of doubt, shall mean a day other than Saturday, Sunday or any day on which banks located in Mumbai, India are authorized or obligated by Law to close) after the Closing, that portion of the Purchase Price relating to the Foreign Assets of ADP India in cash by pay order in Indian rupees (converted from U.S. dollars using an Exchange Rate of 44.8350 rupees per U.S. dollar) to ADP India;”

and further amended to insert the following proviso after the semicolon in subsection (e):

“provided, that ADP India shall deliver to the Buyer’s designee, its respective Foreign Assets, free and clear of all Liens other than Permitted Liens, upon receipt of that portion of the Purchase Price relating to the Foreign Assets of ADP India pursuant to Section 2.3(a);”

 (c)          Section 6.5 shall be amended to insert a new subsection (f) as follows:

“The Buyer hereby guaranties the performance of all obligations of Parent pursuant to the Guaranty, dated as of April 1, 2006, by and between Parent and Allstate Insurance Company, on the same terms as set forth in such guaranty.”

 (d)          Section 6.10(b)(vi)(3) shall be amended to substitute the phrase “U.S. Employee Transaction Agreements” for “Employee Transaction Agreements”.

 (e)          Section 6.10 shall be amended to insert a new  subsection (c)(ii)(12) as follows:

“(12)       The Buyer shall, as of the Closing Date, assume, be responsible for and pay all amounts which become due or payable to Non-U.S. Employees after the Closing Date pursuant to the retention, separation and other agreements with Parent or the applicable Company or Subsidiary which are listed in Section 6.10(c)(iii)(12) of the Seller Disclosure Schedule  (collectively, the “Non-U.S. Employee Transaction Agreements” and, together with the U.S. Employee Transaction Agreements, the “Employee Transaction Agreements”) to the extent such liabilities are included in the Additional Adjustment Amount.

 (f)           Section 6.10(c)(ii)(1) shall be amended to insert the phrase “(other than with respect to equity-based plans)” immediately after the word “aggregate” in the second sentence thereof.

 (g)          A new Section 6.26 shall be inserted as follows:

“6.26       Employee Covenants.  Effective as of the Closing, the rights and obligations of Parent set forth in the form agreements attached hereto as Annex 6.26, and any similar agreements in effect between Parent and any of its Employees or Former Employees, are assigned and delegated from Parent to the Buyer to the extent permitted by the terms thereof and by applicable Law.  Parent and the Buyer intend for the rights of Parent under such agreements to inure to the benefit of the Buyer and its assigns from and after the Closing; it being understood that Parent is not making any representation or warranty with respect to its ability to assign such rights or delegate such obligations and shall have no liability for any failure of such assignment or delegation.”

 (h)          Section 9.1(a)(iv) shall be amended to insert the following phrase immediately after the phrase “Income Taxes”:

“or Canadian Sales Taxes”.

 (i)           Section 9.1(b) shall be amended to insert the following phrase in the post-amble immediately after the phrase “Income Taxes”:

“or Canadian Sales Taxes”.

 (j)           Section 12.4 shall be amended to substitute the word “Parent” for the phrase “the Sellers” in the first sentence thereof.

2.             Annexes and Exhibits.  The Annexes and Exhibits to the Transaction Agreement are hereby amended as follows:

(a)           A new Annex 6.26, a copy of which is attached hereto as Exhibit I, shall be inserted as an annex to the Transaction Agreement.

(b)           Section 5.1 of Exhibit C to the Transaction Agreement shall be amended to insert the following phrase at the start of the first sentence:

“Except with respect to matters relating to Service Schedule 5,”

and further amended to insert the following sentence at the end of such section:

“Subject to item 3(c) of Service Schedule 5, the parties hereto acknowledge and agree that Parent shall have no liability of any kind with respect to any matters relating to Service Schedule 5, and shall not indemnify the Buyer, its Affiliates or any of their respective officers or employees against or hold harmless from any Losses relating to Service Schedule 5; provided, however, that Parent shall indemnify the Buyer against and hold harmless from any and all Losses if and to the extent that any such Loss is attributable to or arises from Parent’s breach of its obligations set forth in Service Schedule 5.”

(c)           Section 5.2 of Exhibit C to the Transaction Agreement shall be amended to insert the following phrase at the start of the first sentence:

“Except with respect to matters relating to Service Schedule 5,”

and further amended to insert the following sentence at the end of such section:

“With respect to matters relating to Service Schedule 5, the Buyer shall indemnify Parent, its Affiliates and their respective officers and employees against and hold harmless from any and all Losses if and to the extent that any such Loss is attributable to or arises from any matters related to Service Schedule 5, including any claim or action asserted by any third party; provided, that the Buyer shall not be obligated to provide such indemnification with respect to matters relating to Service Schedule 5 if and to the extent that any such Loss is attributable to or arises from the gross negligence or willful misconduct of Parent (but not of any Programmer (as defined in Service Schedule 5)).”

(d)           Service Schedules 1through 4 of Exhibit C to the Transaction Agreement shall be amended and restated in their entirety, and a new Service Schedule 5 shall be inserted as part of the Service Schedules of Exhibit C, in each case as set forth in Exhibit II attached hereto.

(e)           Schedule 1 and Schedule 2 of Exhibit D to the Transaction Agreement shall be amended and restated in their entirety as set forth in Exhibit III attached hereto.

(f)            Schedule 1 of Exhibit E to the Transaction Agreement shall be amended to change the “Premises Term” for the facility noted therein from three (3) months to six (6) months.

3.             Seller Disclosure Schedule.  The Seller Disclosure Schedule is hereby amended as follows:

(a)           Section 4.4(b) thereof shall be amended to insert the following subheading above the row relating to ADP Property Claims Services Inc. (U.S.):

Transferred Company – CSG

(b)           Section 4.11(b)(ii) shall be amended to insert the following new item 2(a)(xvii):

“(xvii)           Subordination, Non-Disturbance and Attornment Agreement, dated December 20, 2002, by and among Teachers Insurance and Annuity Association of America, Northwestern Mutual Life Insurance Company, Sunset Building Company LLC and CSG.”

(c)           Section 4.12(a)(i) shall be amended to insert the following phrase at the end of item 2(a)(i):

“this agreement may be terminated on or prior to the Closing;”

and further amended to insert the following new item 2(a)(ix):

“(ix)              Master Services Agreement, dated April 1, 2006, by and between CSG with Allstate Insurance Company.”

(d)           Section 4.15 shall be amended to insert the following new items 8 and 9 under the subheading “Litigation”:

“8.           Al’s Auto Matter:

In a letter dated March 21, 2004, Al’s Auto, Inc. (“Al’s Auto”), a client of Hollander, complained that the PowerLink product it licensed from Hollander did not function correctly, leading to lost sales and expensive remediation.  Parent responded in a letter dated May 25, 2004, that many of the issues raised by Al’s Auto were, in fact, requests to tailor the product in ways it was not designed to perform, and that in all events the contract that Al’s Auto signed included both an exclusion of consequential damages and a limitation of liability.  Al’s Auto renewed its complaint in a letter dated March 31, 2006.

9.             See matters described in the letter from Parent to the Buyer dated as of April 13, 2006.”

(e)           Section 6.10(b)(vi)(3) shall be amended and restated to read in its entirety as set forth in Exhibit IV attached hereto.

(f)            Section 6.10(c) shall be amended to insert the following rows:

Ponnappa	C.D.	CSG India
Singh	Manjit	CSG India

(g)           Section 6.10(c)(ii)(1) shall be amended to delete item (2) therein in its entirety.

(h)           A new Section 6.10(c)(ii)(12), a copy of which is attached hereto as Exhibit V, shall be inserted.

4.             Allstate Waiver.  Notwithstanding anything to the contrary in the Transaction Agreement, including Section 6.1(b)(x), the Buyer hereby acknowledges and agrees that CSG is expressly permitted to enter into a Master Services Agreement, substantially in the form previously made available to the Buyer, with Allstate Insurance Company, and to terminate the Amended and Restated Agreement (as amended), dated as of December 1, 1994, by and between Allstate Insurance Company and CSG.

5.             Except as specifically amended by this Amendment, the Transaction Agreement shall remain in full force and effect and is hereby ratified and confirmed.  This Amendment shall be construed as one with the Transaction Agreement, and the Transaction Agreement shall, where the context requires, be read and construed so as to incorporate this Amendment.

6.             This Amendment shall be governed by and construed in accordance with the Transaction Agreement.

7.             This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute one and the same instrument.  Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, of the parties hereto.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

SOLERA, INC.

By:	/s/ Tony Aquila
Name: Tony Aquila
Title: Chief Executive Officer

AUTOMATIC DATA PROCESSING, INC.

By:	/s/ James B. Benson
Name: James B. Benson
Title: Vice President

ADP ATLANTIC INC.

By:	/s/ James B. Benson
Name: James B. Benson
Title: Chairman of the Board

ADP NEDERLAND B.V.

By:	/s/ H.J.M. Brockhoff
Name: H.J.M. Brockhoff
Title: General Manager

ADP INTERNATIONAL B.V.

By:	/s/ H.J.M. Brockhoff
Name: H.J.M. Brockhoff
Title: General Manager

ADP CANADA CO.

By:	/s/ James B. Benson
Name: James B. Benson
Title: President

ADP PRIVATE LIMITED

By:	/s/ Steve Penrose
Name: Steve Penrose
Title: Director